U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 31, 2012

VALLEY HIGH MINING COMPANY
 (Exact name of small business issuer as specified in its charter)

Nevada	68-0582275
(State of other jurisdiction of incorporation)	(IRS Employer ID No.)

12835 E. Arapahoe Road
Tower 1 Suite 810
Centennial, CO 80112
(Address of principal executive offices)

(514) 764-9698
(Issuer’s Telephone Number)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 31, 2012, Mr. Michel Van Herreweghe did resign his position as a director of our Company, as well as his positions as our Chief Executive Officer, President, Secretary and Treasurer.  There were no disagreements between Mr. Van Herreweghe and our Company regarding the operation, policies or practices of our Company.  Simultaneous therewith, Andrew Telsey was appointed as a director, as well as our Chief Executive Officer, President, Secretary and Treasurer, replacing Mr. Van Herreweghe.  He will hold such position until the next annual meeting of our shareholders or Board of Directors, as applicable, his resignation, removal or death, whichever occurs first.

Following is the resume of Andrew Telsey:

Andrew I. Telsey is an attorney licensed to practice law in the State of Colorado since 1980.  Since 1984 Mr. Telsey has been President and sole shareholder of Andrew I. Telsey, P.C., Centennial, Colorado, a law firm emphasizing securities law, business transactions, mergers and acquisitions and general corporate matters.  Mr. Telsey received a Juris Doctor degree from Syracuse University College of Law in 1979 and a Bachelor of Arts degree from Ithaca College in 1975.  In his capacity as an officer and director of our Company, he devotes only such time as necessary to our business, which is not expected to exceed 40 hours per month.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on November 6, 2012.

VALLEY HIGH MINING COMPANY

By:	s/ Andrew I. Telsey
Andrew I. Telsey, Chief Executive Officer